EXHIBIT 99.1

515 Franklin Square, Michigan City, Indiana

Contact: James H. Foglesong
Chief Financial Officer
Phone: (219) 873-2608
Fax: (219) 874-9280
Date: August 18, 2008

FOR IMMEDIATE RELEASE

Horizon Bancorp to Present at Howe Barnes Hoefer & Arnett
 13th Annual Community Bank Conference

Michigan City, IN — Horizon Bancorp (HBNC) will be presenting at the Howe Barnes Hoefer & Arnett 13th Annual Community Bank Conference which will be held August 19 and 20 in Chicago, Illinois.

Craig M. Dwight, President and Chief Executive Officer will present the Company's financial performance, asset quality and regional bank performance at 9:50 a.m. CDT (10:50 a.m. EDT) on Wednesday, August 20.

The presentation, which is expected to last approximately 25 minutes, may be viewed live and a replay will be available for 7 days by accessing www.howebarnes.com.  In addition a copy of the presentation will be available on our website at www.accesshorizon.com for seven days.

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern Indiana and Southwest Michigan.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached on the World Wide Web at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, such management.  Such statements are inherently uncertain and there can be no assurance that the underlying assumptions will prove to be accurate.  Actual results could differ materially from those contemplated by the forward-looking statements.  Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.